UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2018 (April 12, 2018)

Potbelly Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 001-36104

Delaware	36-4466837
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 N. Canal Street, Suite 850

Chicago, Illinois 60606

(Address of principal executive offices, including zip code)

(312) 951-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement

On April 12, 2018, Potbelly Corporation (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with Privet Fund LP, Privet Fund Management LLC, Ryan Levenson and Ben Rosenzweig (collectively, “Privet”).

Effective upon the execution of the Settlement Agreement, the Board of Directors of the Company (the “Board”) (i) expanded the size of the Board from nine members to ten members, (ii) appointed Ben Rosenzweig (the “Designee”) to the Board and (iii) appointed the Designee to the Compensation Committee of the Board. The Board also agreed to include Mr. Rosenzweig in the Company’s slate of nominees for election to the Board at the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”).

Also effective upon execution of the Settlement Agreement, Privet withdrew its notice of intent to nominate director candidates for election to the Board at the 2018 Annual Meeting.

Among other things, the Settlement Agreement also provides that:

•	The Designee will be entitled to receive the same compensation as the Company’s other non-employee Board members.

•	Privet will have the right to designate a replacement director in the event that the Designee ceases to be a director during the term of the Settlement Agreement, subject to certain terms and conditions and Board approval.

•	Privet has agreed that, in the event that Privet ceases to beneficially own at least 4% of the Company’s then outstanding common stock during the Initial Term (as defined below), or at least 3% of the Company’s then outstanding common stock for the remainder of the term of the Settlement Agreement, in each case, subject to adjustment for stock splits, reclassifications, combinations and similar adjustments and solely because of divestitures of the stock by Privet, then the Designee will immediately resign from the Company’s Board, and Privet’s rights to designate a Board member shall terminate.

•	During the term of the Settlement Agreement, Privet will be subject to customary standstill restrictions relating to, without limitation, share purchases subject to a cap of 10.0% during the Initial term or 14.9% for the remainder of the term of the Settlement Agreement, support of proxy contests and other activism campaigns, calling of special meetings, and related matters.

•	During the term of the Settlement Agreement, Privet will vote all of its shares of the Company’s common stock at any and all annual or special meetings in accordance with the Board’s recommendations, subject to certain exceptions relating to extraordinary transactions and recommendations of Institutional Shareholder Services, Inc. and Glass Lewis & Co., LLC.

•	Each party agrees not to disparage the other party, subject to certain exceptions.

•	Each party agrees not to sue the other party, subject to certain exceptions.

•	Privet agrees to enter into a confidentiality agreement, in the form attached to the Settlement Agreement as Exhibit B, simultaneously with the execution of the Settlement Agreement.

•	Either party may terminate the Settlement Agreement by giving five business days’ advance notice to the other parties at any time after the date that is 30 days prior to the notice deadline for the nomination of director candidates for election to the Board at the 2019 annual meeting of shareholders, subject to certain exceptions (the “Initial Term”). Should the Board renominate the Designee for election to the Board at the 2019 annual meeting of shareholders and should the Designee accept the renomination, then the Initial Term will be automatically extended until the date that is 30 days prior to the notice deadline for the nomination of director candidates for election to the Board at the 2020 annual meeting of shareholders.

The above summary is qualified in its entirety by reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2018, the Board increased the size of the Board from nine to ten members and appointed Mr. Ben Rosenzweig, 32, to its Board of Directors and the Compensation Committee of the Board in connection with the Settlement Agreement described above in Item 1.01 and filed as an exhibit herewith. Mr. Rosenzweig will serve an initial term until the 2018 Annual Meeting.

Since the beginning of the last fiscal year, there have been no related party transactions between the Company and Mr. Rosenzweig that would be reportable under Item 404(a) of Regulation S-K. Mr. Rosenzweig will receive compensation as a non-employee director under the Company’s director compensation plan. The Director Compensation Plan is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 11, 2017. Mr. Rosenzweig will be indemnified by the Company pursuant to the Company’s Seventh Amended and Restated Certificate of Incorporation and Amended and Restated By-laws for actions associated with being a director. In addition, the Company will enter into an indemnification agreement with Mr. Rosenzweig, which provides for indemnification to the fullest extent permitted under Delaware law. The indemnification agreement is substantially identical to the form of agreement filed as Exhibit 10.17 to the Company’s Form S-1 (File No. 333-190893) filed August 29, 2013.

On April 13, 2018, the Company released a press release announcing the matters addressed above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement, by and among Potbelly Corporation, Privet Fund LP, Privet Fund Management LLC, Ryan Levenson and Ben Rosenzweig, dated April 12, 2018.

99.1	Press Release dated April 13, 2018

99.2	Security Holdings of Participants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2018	Potbelly Corporation

	By:	/s/ Michael Coyne
	Name:	Michael Coyne
	Title:	Senior Vice President and Chief Financial Officer

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